Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entities and Subsidiaries of Consolidated Affiliated Entities

A.                                    Principal Subsidiaries:

Installment (HK) Investment Limited, a Hong Kong company

Beijing Shijitong Technology Co., Ltd., a PRC company

Shenzhen Lexin Software Technology Co., Ltd., a PRC company

B.                                    Consolidated Affiliated Entities:

Shenzhen Xinjie Investment Co., Ltd., a PRC company

Beijing Lejiaxin Network Technology Co., Ltd., a PRC company

Shenzhen Qianhai Dingsheng Asset Management Co., Ltd., a PRC company

Shenzhen Mengtian Technology Co., Ltd., a PRC company

C.                                    Subsidiaries of Consolidated Affiliated Entities:

Shenzhen Fenqile Network Technology Co., Ltd., a PRC company

Ji’an Fenqile Network Microcredit Co., Ltd., a PRC company

Shenzhen Fenqile Trading Co., Ltd., a PRC company

Shenzhen Lexin Financing Guarantee Co., Ltd., a PRC company

Shenzhen Qianhai Juzi Information Technology Co., Ltd., a PRC company

Shenzhen Tiqianle Network Technology Co., Ltd., a PRC company

Shenzhen Dingsheng Computer Technology Co., Ltd., a PRC company